Exhibit 10.3

AUTOBYTEL INC.
SHAREHOLDER REGISTRATION RIGHTS AGREEMENT

SHAREHOLDER REGISTRATION RIGHTS AGREEMENT
This Shareholder Registration Rights Agreement (“Agreement”) is made as of January 13, 2014 (“Effective Date”) by and among Autobytel Inc., a Delaware corporation (“Company”), and AutoNationDirect.com, Inc., a Delaware corporation (“Shareholder”).  Shareholder and the Company are referred to herein together as the “Parties” and sometimes each individually as a “Party.”
Background
The Parties are parties to that certain Membership Interest Purchase Agreement dated as of January 13, 2014 (“Membership Interest Purchase Agreement”) pursuant to which Company has agreed to purchase from Shareholder all of the issued and outstanding membership interests of AutoUSA, LLC, a Delaware limited liability company (the “Transaction”). As partial consideration for the Transaction, the Company issued to Shareholder (i) a Convertible Subordinated Promissory Note dated as of the Effective Date (“Convertible Note”); and (ii) a Warrant dated as of the Effective Date (“Warrant”).  The Convertible Note is convertible into, and the Warrant is exercisable for, shares of Common Stock, $.001 par value, of the Company (“Common Stock”).
The Warrant and Convertible Note were issued, and the Covered Securities (as defined below) may be issued, without registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (“Securities Act”), and applicable state securities laws, in accordance with applicable exemptions from such registration requirements. This Agreement (i) sets forth the Company’s obligations to register Non-Restricted Securities (as defined below) for resale by Shareholder; (ii) imposes certain restrictions on the resale or other transfer of the Covered Securities by Shareholder; (iii) provides the Company with certain rights of first refusal with respect to the Covered Securities; and (iv) provides for a standstill by Shareholder.
In consideration of the mutual promises and covenants set forth herein, the Parties hereto further agree as follows:
1.            Definitions.  As used in this Agreement, the following defined terms shall have the meanings ascribed below:

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, Controls, is Controlled by, or is under common Control with such specified Person.
“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in Delaware are authorized or required by law to close.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management policies of a Person, whether through ownership of voting securities, by contract, or otherwise.
“Covered Securities” means Restricted Securities and Non-Restricted Securities.

“Damages” means any loss, damage, or liability (joint or several) to which a Party hereto may become subject under the Securities Act, the Exchange Act, or other foreign, federal, state or local law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state or foreign securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state or foreign securities law; provided, however, that Damages shall not include any loss, damage, or liability resulting from use of a preliminary prospectus if the loss, damage, or liability arises after the Company makes a correcting preliminary or final prospectus available by providing written notice to Shareholder, and any such loss, damage, or liability would have been avoided by delivery of such correcting preliminary or final prospectus.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; or (iii) a registration in which the only Company securities being registered are debt securities.
“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
“GAAP” means generally accepted accounting principles in the United States as in effect at the time of any determination under this Agreement.
“Minimum Number of Registration Shares” means a number of Covered Securities equal to one-half of the number of shares of Common Stock that could have been acquired as of the Effective Date upon conversion of the Note and exercise of the Warrant had the Convertible Note been converted in full and the Warrant exercised in full as of the Effective Date.
“Non-Restricted Securities” means Restricted Securities for which the restrictions on resale, pledge or other transfer under Section 3.2 have terminated under this Agreement.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
“Restricted Securities” means (i) any shares of Common Stock issued upon conversion of the Convertible Note or exercise of the Warrant; and (ii) any Common Stock or other equity securities issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referenced in clause (i) of this definition as provided in the Convertible Note and the Warrant, in any case, with respect to which the restrictions described in Section 3.2 have not yet lapsed.
“Restrictions Period” means the period commencing on the Effective Date and ending on the third anniversary of the later of (i) the Effective Date and (ii) the latest date any shares of Common Stock were issued upon conversion of the Convertible Note or exercise of the Warrant, as the case may be.
“SEC” means the Securities and Exchange Commission.
“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
“Selling Expenses” means all underwriting discounts and selling commissions relating to the sale of Non-Restricted Securities in a transaction described in Article 2 below.
2.            Registration Rights.  The Company covenants and agrees to provide the following registration rights with regard to Covered Securities held by the Shareholder.

2.1            Demand Registration.

(a)            If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Shareholder that the Company file a Form S-3 registration statement with respect to at least the Minimum Number of Registration Shares, then the Company shall as soon as practicable, and in any event within thirty (30) days after the date such request is given by Shareholder, file a Form S-3 registration statement under the Securities Act covering all Covered Securities requested to be included in such registration, subject to the limitations of Sections 2.1(b), 2.1(c), and 2.3. The Company shall use reasonable best efforts to cause such Form S-3 registration statement to be declared effective by the SEC as soon as practicable after filing.  As of the date hereof, the Company is eligible to use a Form S-3 registration statement for the registration of shares of Common Stock, although no assurances can be given that it will be so eligible after the date hereof.  Notwithstanding anything herein to the contrary, Shareholder may exercise its demand rights hereunder not more than seventy-five (75) days before the Convertible Note first becomes convertible or the Warrant first becomes exercisable.

(b)            Notwithstanding the foregoing obligations, if the Company furnishes to Shareholder a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would: (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of Shareholder is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period.
(c)            The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is ninety (90) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; (ii) if the Company has effected a registration pursuant to Section 2.1(a) within the twelve (12) month period immediately preceding the date of such request; or (iii) more than twice (subject to the provisions of Section 2.3(c)). A registration shall not be counted as “effected” for purposes of this Section 2.1(c) until such time as the applicable registration statement has been declared effective by the SEC.

2.2            Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than Shareholder) any of its capital stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give Shareholder notice of such registration.  Upon the request of Shareholder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Covered Securities that Shareholder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not Shareholder has elected to include Covered Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3            Underwriting Requirements.

(a)            If, pursuant to Section 2.1, Shareholder intends to distribute Covered Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 2.1.  The underwriter(s) will be selected by Shareholder subject only to the reasonable approval of the Company.  In such event, the right of Shareholder to include its Covered Securities in such registration shall be conditioned upon Shareholder’s participation in such underwriting and the inclusion of Shareholder’s Covered Securities in the underwriting to the extent provided herein.  The Shareholder proposing to distribute its Covered Securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) Shareholder in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of Covered Securities that may be included in the underwriting shall be allocated among the Shareholder and any other shareholder of the Company who has the right to include Common

Stock in the underwriting, in proportion (as nearly as practicable) to the total number of Covered Securities and shares of Common Stock owned by the other shareholders requested to be included in the underwriting or in such other proportion as shall mutually be agreed to by the Shareholder and all such selling other shareholders.
(b)            In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of Shareholder’s Covered Securities in such underwriting unless Shareholder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Covered Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Covered Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Covered Securities requested to be registered can be included in such offering, then the Covered Securities that are included in such offering shall be allocated among the Shareholder and any other shareholders of the Company who have the right to include shares of Common Stock in the underwriting in proportion to (as nearly as practicable) the total number of Covered Securities and shares of Common Stock owned by the other shareholders requested to be included in the underwriting or in such other proportions as shall mutually be agreed to by the Shareholder and such other shareholders.

(c)            For purposes of Section 2.1, (i) a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Covered Securities that Shareholder has requested to be included in such registration statement are actually included, and (ii) if the underwriter exercises its cutback provisions in Section 2.3(a), Shareholder shall be entitled to one additional demand registration right, provided that such registration is for at least 40,000 shares of Common Stock.

2.4            Obligations of the Company.  Whenever required under this Article 2 to effect the registration of any Covered Securities, the Company shall, as expeditiously as reasonably possible:

(a)            prepare and file with the SEC a registration statement (in form and substance required by the Securities Act) with respect to such Covered Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of Shareholder keeps such registration statement effective for a period of at least one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred eighty (180) day period shall be extended for a period of time equal to the period Shareholder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration and/or for the period of time that the effectiveness of a registration statement is tolled under Section 2.1(b), and (ii) in the case of any registration of Covered Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred eighty (180) day period shall be extended, if necessary, to keep the registration statement effective until the earliest of (x) all such Covered Securities are sold under such registration statement, (y) all such Covered Securities may be sold under Rule 144, and (z) the second anniversary of the effective date of such registration statement;
(b)            prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)            furnish to the selling Shareholder such number of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as Shareholder may reasonably request in order to facilitate its disposition of its Covered Securities;

(d)            use its commercially reasonably efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Shareholder; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)            use its commercially reasonably efforts to cause all such Covered Securities covered by such registration statement to be listed on a national securities exchange and each securities exchange on which similar securities issued by the Company are then listed;

(g)            provide a transfer agent and registrar for all Covered Securities registered pursuant to this Agreement and provide a CUSIP number for all such Covered Securities, in each case not later than the effective date of such registration;

(h)            promptly make available for inspection by the selling Shareholder, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Shareholder, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)            at the request of Shareholder, furnish to each underwriter, if any, and Shareholder, a legal opinion of its counsel and a letter from its independent certified public accountants, each in customary form and substance, at such time or times as such documents are customarily provided in the type of offering involved;

(j)            notify the selling Shareholder, promptly after the Company receives notice thereof and in any event within one Business Day, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(k)            notify the selling Shareholder, promptly after the Company receives notice thereof and in any event within one Business Day, of (i) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any such registration statement covering any or all of the Covered Securities or the initiation of any proceedings for that purpose, (ii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Covered Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose or (iii) of the occurrence of any event or the passage of time that makes the financial statements included in any such registration statement ineligible for inclusion therein or any statement made in any such registration statement or prospectus or any document incorporated or deemed incorporated therein by reference untrue in any material respect or that requires any revisions to any such registration statement, prospectus or other documents so that, in the case of any registration statement or prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l)            use its commercially reasonable efforts to avoid the issuance of, or if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a registration statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Covered Securities for sale in any jurisdiction, at the earliest practicable moment; and

(m)            after such registration statement becomes effective, notify the selling Shareholder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5            Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 2 with respect to the Covered Securities of the selling Shareholder that Shareholder shall furnish to the Company such information regarding itself, the Covered Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of Shareholder’s Covered Securities.

2.6            Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, including without limitation, those expenses for filings, or qualifications pursuant to Article 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and expenses of compliance with securities laws or blue sky laws; and fees and disbursements of counsel for the Company shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of Shareholder (in which case the selling Shareholder shall bear such expenses).  All Selling Expenses relating to Covered Securities registered pursuant to this Article 2 shall be borne and paid by Shareholder.
2.7            Delay of Registration.  Shareholder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 2.

2.8            Indemnification.  If any Covered Securities are included in a registration statement under this Article 2:

(a)            To the maximum extent permitted by law, the Company will indemnify and hold harmless Shareholder, and the partners, members, officers, directors, and stockholders of Shareholder; legal counsel and accountants for Shareholder; any underwriter (as defined in the Securities Act) for Shareholder; and each Person, if any, who controls Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to Shareholder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Shareholder, underwriter, controlling Person, or other aforementioned Person and stated expressly for use in connection with such registration.

(b)            To the extent permitted by law, Shareholder will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Shareholder selling securities in such registration statement, and any controlling Person of any such underwriter or other Shareholder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of selling Shareholder and stated expressly for use in connection with such registration; and selling Shareholder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Shareholder, which consent shall not be unreasonably withheld, conditioned or delayed; and provided further that in no event shall any indemnity under this Section 2.8(b) exceed the proceeds from the offering received by Shareholder (net of any Selling Expenses paid by Shareholder), except in the case of fraud or willful misconduct by Shareholder.
(c)            Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  Failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure does not materially prejudice the indemnifying party’s ability to defend such action.

(d)            Notwithstanding anything else herein to the contrary, the foregoing indemnity agreements of the Company and Shareholder are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (“Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was timely furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.

(e)            To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) Shareholder will not be required to contribute any amount in excess of the public offering price of all such Covered Securities offered and sold by Shareholder pursuant to such registration statement except in the case of willful misconduct or fraud, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall Shareholder’s liability pursuant to this Section 2.8(e), when combined with the amounts paid or payable by Shareholder pursuant to Section 2.8(b), exceed the proceeds from the offering received by Shareholder (net of any Selling Expenses paid by Shareholder), except in the case of willful misconduct or fraud by Shareholder.
(f)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g)            Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Shareholder under this Section 2.8 shall survive the completion of any offering of Covered Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9            Reports Under Exchange Act.  With a view to making available to Shareholder the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)            make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b)            use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times when the Company is subject to such reporting requirements); and

(c)            furnish to Shareholder, so long as Shareholder owns any Restricted Securities or Covered Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing Shareholder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at all times when the Company is subject to such reporting requirements) or pursuant to Form S‑3 (at any time after the Company so qualifies to use such form).
2.10            “Market Stand‑off” Agreement.  Shareholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to a registration of equity securities of the Company under the Securities Act and ending on the date specified by the Company and the managing underwriter (such period not to exceed the lesser of (x) one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, and (y) the shortest period that any other shareholder of the Company who is subject to a market stand-off agreement is subject to, but in no event shall such period be less than 90 days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Covered Securities or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Covered Securities held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Section 2.10 shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement.  The underwriters in connection with such registration are intended third‑party beneficiaries of this Section 2.10 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  Shareholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.10.

2.11            Addition of Other Registrable Securities. Notwithstanding any other provision of this Article 2, in the event the Company grants to any third parties any rights to register their securities under the Securities Act (“Other Registrable Securities”), such rights may be granted by the Company on a pari passu basis with the rights granted to Shareholder under this Agreement. Any such Other Registrable Securities may be included in any registration statement in which Covered Securities are included on the same terms and conditions as set forth in this Article 2 as if the Other Registrable Securities were Covered Securities and the holders of the Covered Securities were Shareholders. Upon request by the Company, the Parties shall amend this Article 2 to provide for such combined participation by holders of Other Registrable Securities or terminate the provisions of this Article 2 and enter into a separate agreement providing for such combined participation.

2.12            Termination of Registration Rights.  Shareholder shall not be entitled to exercise any right provided for in this Article 2 (i) upon expiration of the Restrictions Period; and (ii) with respect to any Covered Securities held by Shareholder, if at such time all Covered

Securities held by Shareholder that may be sold at such time under this Agreement can be sold in a three (3) month period without registration under SEC Rule 144. The registration rights granted to Shareholder under this Article 2 are personal to Shareholder and may not be transferred or assigned to any subsequent holder of Covered Securities other than to an Affiliate of Shareholder who holds Restricted Securities pursuant to Section 3.2 hereof.
2.13            Certain Representations and Warranties.  The Company represents and warrants that (i) its execution and delivery of this Agreement has been authorized by all necessary and appropriate corporate action under its organizational documents and any applicable agreements and in conformity with applicable law and that this Agreement has been executed by an authorized representative of the Company and (ii) this Agreement represents a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability is limited by bankruptcy, receivership, moratorium, conservatorship, or reorganization laws or other laws of general application affecting the rights of creditors generally or by general principles of equity.

3.            Restrictions on Transfer

3.1            Restricted Stock Under Securities Act.

(a)            Shareholder represents and warrants that the Covered Securities are being acquired for personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

(b)            The Covered Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act and the other resale, transfer and other restrictions and conditions set forth in this Agreement.  Shareholder will cause any proposed purchaser, pledgee, or transferee of Restricted Securities held by Shareholder to which a sale, pledge or other transfer is permitted under this Agreement to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(c)            Each certificate, instrument or account representing (i) Covered Securities, and (ii) any other securities issued in respect of the securities referenced in clause (i) upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 3.1(c)) be stamped or otherwise imprinted or noted with a legend substantially in the following form:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITY IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT

AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED DUE TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION. SHOULD THERE BE REASONABLE UNCERTAINTY OR GOOD FAITH DISAGREEMENT BETWEEN THE ISSUER AND THE HOLDER AS TO THE AVAILABILITY OF SUCH EXEMPTIONS, THEN THE HOLDER SHALL BE REQUIRED TO DELIVER TO MAKER AN OPINION OF COUNSEL (SKILLED IN SECURITIES MATTERS, SELECTED BY THE HOLDER AND REASONABLY SATISFACTORY TO THE MAKER) IN FORM AND SUBSTANCE SATISFACTORY TO MAKER THAT SUCH OFFER, SALE, OR TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS .”
“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A SHAREHOLDER REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 13, 2014, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE SHAREHOLDER REGISTRATION RIGHTS AGREEMENT.”
Shareholder consents to the Company making a notation in its records and giving instructions to any transfer agent of the Covered Securities in order to implement the restrictions on transfer set forth in this Section 3.1.
(d)            The holder of Covered Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Agreement.  Before any proposed sale, pledge, or transfer of any Covered Securities to a permitted purchaser, pledgee or transferee, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, Shareholder thereof shall give notice to the Company of such Shareholder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail. If at the time of the proposed sale, pledge or transfer of Covered Securities no registration statement is in effect with respect to such shares under applicable provisions of the Securities Act and other applicable securities laws, the holder of the Covered Securities hereby agrees that the holder will not sell, transfer, offer, pledge or hypothecate all or any part of the Covered Securities unless there shall be available exemptions from such registration requirements. Should there be any uncertainty or disagreement between the Company and the holder as to the availability of such exemptions, then the holder shall be required to deliver to the Company (i) an opinion of counsel (skilled in securities matters and selected by the holder) in form and substance satisfactory to the Company to the effect that such offer, sale, transfer, pledge or hypothecation is in compliance with an available exemption under the Securities Act and other applicable securities laws, or (ii) an interpretative letter from the SEC to the effect that no enforcement action will be recommended if the proposed offer, sale, transfer, pledge or hypothecation is made without registration under the Securities Act. The Company will not require such a legal opinion or “no action” letter in any transaction in compliance with SEC Rule

144.  Each certificate, instrument or account evidencing the Restricted Securities or Non-Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 3.1(c), except that such certificate, instrument or account shall not bear such restrictive legend if, in the opinion of counsel for Shareholder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.
3.2            Additional Transfer Restrictions on Restricted Securities.  Shareholder may not, without the prior written consent of the Company or in compliance with Section 3.3 and Section 4, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Restricted Securities or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Covered Securities or other securities, in cash, or otherwise (each transaction described in clause (i) and (ii) above being referred to herein as a “Transfer”).  The restrictions set forth in this Section 3.2 shall terminate upon the expiration of the Restrictions Period.  Notwithstanding the foregoing, Shareholder may transfer all, but not less than all, outstanding Restricted Securities to an Affiliate provided such Affiliate agrees to be legally bound by the Shareholder Agreement and executes and delivers to the Company such documents and instruments reasonably requested by the Company, including a joinder agreement.  For the sake of clarity, nothing in this Section 3.2 shall restrict Shareholder from selling any Covered Security to the public or through any public securities trading market in accordance with Section 4.

3.3            Right of First Refusal.

(a)            Prior to any intended sale or other transfer of any Covered Security other than to an Affiliate in accordance with Section 3.2 or to the public or through any public securities trading market in accordance with Section 4, Shareholder shall first give written notice (“Offer Notice”) to the Company specifying (i) Shareholder’s bona fide intention to sell or otherwise transfer such Covered Securities, (ii) the name and address of the proposed purchaser(s) or transferee(s), (iii) the number of Covered Securities Shareholder proposes to sell (“Offered Securities”), (iv) the price for which Shareholder proposes to sell the Offered Securities, and (v) all other material terms and conditions of the proposed sale or other transfer.

(b)            Within three (3) Business Days after receipt of the Offer Notice, the Company or its nominee(s) may elect to purchase all or any portion of the Offered Securities at the price and on the terms and conditions set forth in the Offer Notice by delivery of written notice (“Acceptance Notice”) to Shareholder specifying the number of Offered Securities that the Company or its nominees elect to purchase.  Within fifteen (15) days after delivery of the Acceptance Notice to Shareholder, the Company and/or its nominee(s) shall deliver a check or wire transfer (or, at the discretion of the Company, such other form of consideration set forth in the Offer Notice) in the amount of the purchase price of the Offered Securities to be purchased pursuant to this Section 3.3, against delivery by Shareholder of a certificate or certificates representing the Offered Securities (or account transfer instructions) to be purchased, duly endorsed for transfer to the Company or such nominee(s), as the case may be.  If the Company and/or its nominee(s) do not elect to purchase all of the Offered Securities, Shareholder shall be entitled to sell the balance of the Offered Securities to the purchaser(s) named in the Offer Notice at the price specified in the Offer Notice or at a higher price and on the terms and conditions set forth in the Offer Notice, provided, however, that such sale or other transfer must be consummated within sixty (60) days from the date of the Offer Notice and any proposed sale after such sixty (60) day period may be made only by again complying with the procedures set forth in this Section 3.3.
(c)            Any successor of Shareholder, and any transferee of Covered Securities pursuant to this Section 3.3, shall hold the Covered Securities subject to the terms and conditions of this Agreement and no further transfer of the Covered Securities may be made without complying with the provisions of this Section 3.3.

(d)            The right of first refusal set forth in this Section 3.3 shall terminate (i) as to all Covered Securities upon the expiration of the Restrictions Period; and (ii) as to Offered Securities, on the date such Offered Securities are sold pursuant to an effective registration statement under the Securities Act (with the parties acknowledging that any request for registration under the Securities Act pursuant to this Agreement shall give rise to the right of first refusal set forth in this Section 3.3), to the extent that such right has not previously terminated.

4.            Limitation on Number of Resales or Transfers of Covered Securities. Notwithstanding any other provision of this Agreement, the number of Covered Securities that may be resold or transferred to the public or through any public securities trading market at any time (whether or not pursuant to a registered offering under Article 2 of this Agreement) may not exceed (i) for any one sale or transfer order, twenty-five percent (25%) of the Average Daily Volume; and (ii) for all sales or transfer volume in any calendar week, twenty-five percent (25%) of the Weekly Volume. For purposes of this Article 4, (i) “Average Daily Volume” will be determined once at the beginning of each calendar quarter for application during such quarter based on an averaging of the daily volume of sales of Company Common Stock as reported by The NASDAQ Global Market (provided that if the Company’s Common Stock is not then listed on The NASDAQ Global Market, as reported by such trading market on which the Common Stock is traded) for each trading day over the 90-trading day period preceding such determination; and (ii) “Average Weekly Volume” is calculated by multiplying the Average Daily Volume by the number of trading days in the calendar week preceding the proposed sale or transfer of Covered Securities.

5.            Standstill Provisions.

5.1            Agreement to Standstill.  Shareholder agrees that it will not, without the prior written consent of the Company: (a) take any action that would result in Shareholder becoming an “Acquiring Person” under the Company’s Tax Benefit Preservation Plan dated as of May 26, 2010 (as more fully defined in such plan, generally a Person who acquires ownership of 4.90% or more of the outstanding shares of Common Stock of the Company); (b) acquire, offer to acquire, propose (whether publicly or otherwise) to acquire, announce any intention to effect or cause or participate in or in any way assist or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any assets of the Company or any subsidiary or division thereof or of any successor to or person in control of the Company; (c) initiate or participate in (i) any tender or exchange offer, merger or other business combination involving the Company or any of its Affiliates; (ii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Affiliates; or (iii) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company or any of its Affiliates; (d) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing; (e) otherwise act, alone or in concert with others, with the intent to seek to control or influence the management, Board of Directors or policies of the Company or any of its Affiliates; (f) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in clause (b) above; or (g) enter into any discussions or arrangements with any third party with respect to any of the foregoing.
5.2            Expiration of Standstill.  The standstill agreed upon pursuant to this Article 5 shall terminate upon expiration of the Restrictions Period.

6.            Miscellaneous.

6.1            Successors and Assigns.  Except as otherwise set forth in this Agreement, the rights under this Agreement may not be assigned by Shareholder without the prior written consent of the Company; provided, however, that Shareholder may assign its rights and obligations under this Agreement to any permitted assignee of the Convertible Note or the Warrant, in each case in accordance with the terms thereof.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2            Governing Law.  All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.3            Counterparts; Facsimile. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4            Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5            Notices.  All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given, delivered and received (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after the business day of deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Legal Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5.

6.6            Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the other Parties; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7            Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8            Entire Agreement.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled.

6.9            Dispute Resolution; Forum.  The Parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be resolved in accordance with the dispute resolution provisions set forth in Section 7.6 of the Membership Interest Purchase Agreement.

6.10            Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting Party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

6.11            Specific Enforcement.  Each Party acknowledges and agrees that the Company will be irreparably damaged in the event any of the provisions of Articles 3, 4 or 5 are not performed by Shareholder in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that the Company shall be entitled, in addition to any damages at law, to an injunction to prevent breaches of any such breaches, and to specific enforcement of such Articles and their respective terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

[Remainder of Page Intentionally Left Blank; Signature Page and Schedules Follow]

IN WITNESS WHEREOF, the parties have executed this Shareholder Registration Rights Agreement as of the date first written above.

Autobytel Inc.
By: /s/ Glenn E. Fuller Glenn E. Fuller Executive Vice President, Chief Legal and Administrative Officer and Secretary

AutoNationDirect.com, Inc.
By: /s/ C. Coleman Edmunds C. Coleman Edmunds Assistant Secretary

SCHEDULE A
To the Company:
Autobytel Inc. 1887 MacArthur Blvd., Suite 200 Irvine, California 92612-1400 Attention: Chief Legal Officer Telephone: (949) 862-1392 Fax: (949) 862-1323
With a copy (which shall not constitute notice) to:
Drinker Biddle & Reath LLP 105 College Road East P.O. Box 627 Princeton, NJ 08542-0627 Attention: James Biehl, Esq. Fax: (609) 799-7000
To Shareholder:
AutoNationDirect.com, Inc. c/o AutoNation, Inc. 200 SW 1st Avenue Suite 1400 Fort Lauderdale, Florida 33301 Attention: Jonathan P. Ferrando Coleman Edmunds, Esq. Fax: (954) 769-6527
With a copy (which shall not constitute notice) to:
Akerman LLP One Southeast Third Avenue 25th Floor Miami, FL 33131 Attention: Jonathan L. Awner, Esq. Fax: (305) 374-5095

[SCHEDULE A]